                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement        / /  Confidential, for Use of the Commission
                                             Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                           EXCEL REALTY TRUST, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                                                   April 1, 1996



Dear Stockholders:

         It is my pleasure to invite you to the Annual Stockholders Meeting of Excel Realty Trust, Inc. This year the meeting will be held on Friday, May 10 at 10:00 A.M. at the Rancho Bernardo Inn, 17550 Bernardo Oaks Drive, San Diego, California. Your Board of Directors and Management look forward to greeting those stockholders able to attend.

         We consider the Annual Meeting an excellent opportunity to review the events of the past year and to discuss the Company's objectives with you in person.

         Thank you for your interest and participation. I look forward to seeing you there.

                                        Sincerely,

                                        /s/ GARY B. SABIN

                                        Gary B. Sabin
                                        Chairman and Chief Executive Officer

                            EXCEL REALTY TRUST, INC.

                         16955 Via Del Campo, Suite 110
                          San Diego, California 92127

                          NOTICE OF ANNUAL MEETING OF
                        STOCKHOLDERS AND PROXY STATEMENT

TO THE STOCKHOLDERS OF EXCEL REALTY TRUST, INC.:

         Notice is hereby given that the Annual Meeting of the Stockholders of EXCEL REALTY TRUST, INC. (the "Company"), will be held at the Rancho Bernardo Inn, 17550 Bernardo Oaks Drive, San Diego, California, on May 10, 1996, at 10:00 a.m. (PDT), for the following purposes:

         1. TO ELECT, PURSUANT TO THE COMPANY CHARTER, THREE DIRECTORS FOR A THREE YEAR TERM AND UNTIL THEIR SUCCESSORS ARE ELECTED AND HAVE QUALIFIED. THE PRESENT BOARD OF DIRECTORS OF THE COMPANY HAS NOMINATED AND RECOMMENDS FOR SUCH ELECTION AS DIRECTORS THE FOLLOWING THREE PERSONS:

                                        GARY B. SABIN
                                        ROBERT E. PARSONS, JR.
                                        BOYD A. LINDQUIST

         2. TO CONSIDER AND VOTE UPON A PROPOSAL TO AMEND THE DIRECTORS' 1994 STOCK OPTION PLAN FOR DIRECTORS OF THE COMPANY (THE "DIRECTOR PLAN").

         3. TO CONSIDER AND VOTE UPON A PROPOSAL TO AMEND THE 1993 STOCK OPTION PLAN FOR EXECUTIVES AND KEY EMPLOYEES OF THE COMPANY (THE "EMPLOYEE PLAN").

         4. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

         The Board of Directors has fixed the close of business on April 1, 1996, as the record date with respect to this solicitation.

         Accompanying this Notice is a Proxy. WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY. If you plan to attend the meeting and wish to vote your shares personally, you may do so at any time before the Proxy is voted.

         All stockholders are cordially invited to attend the meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ RICHARD B. MUIR

                                          Richard B. Muir
                                          Executive Vice President and Secretary
San Diego, California
April 1, 1996

                            EXCEL REALTY TRUST, INC.
                         16955 VIA DEL CAMPO, SUITE 110
                          SAN DIEGO, CALIFORNIA 92127


                                PROXY STATEMENT
                                      for
                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 10, 1996


         The accompanying Proxy is solicited by the Board of Directors of Excel Realty Trust, Inc., a Maryland corporation (the "Company"), in connection with the Annual Meeting of Stockholders to be held at 10:00 a.m. (PDT) on May 10, 1996, at the Rancho Bernardo Inn, 17550 Bernardo Oaks Drive, San Diego, California, and at any and all adjournments thereof. By signing and returning the enclosed Proxy, you authorize the representatives of the Company named on it to represent you and vote your shares.

         If you attend the meeting, you may vote by ballot. But, if you are not present, your shares can be voted only when represented by proxy. You may indicate a vote for or against each proposal on the Proxy and your shares will be voted accordingly. A stockholder may revoke his or her Proxy at will at any time prior to the voting of his or her shares by voting in person at the Annual Meeting, by filing with the Secretary of the Company a duly executed Proxy bearing a later date as his or her instrument revoking this Proxy, or by delivering to the Secretary a written notice prior to the Annual Meeting stating that he or she revokes his or her Proxy. Unless the accompanying Proxy has been previously revoked, the shares represented by the Proxy will, unless otherwise directed, be voted at the Annual Meeting for the nominees named below for election as Directors, and for all other matters described in this Proxy Statement. Votes cast by Proxy or in person at the Annual Meeting will be counted by the person appointed by the Company to act as Inspector of Election for the Annual Meeting. The Inspector of Election will treat shares represented by Proxies that reflect abstentions or include "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions or "broker non-votes" do not constitute a vote "for or "against" any matter and thus will be disregarded in the calculation of "votes cast;" provided, however, that as respects Proposal 2 and Proposal 3, abstentions will have the same effect as votes "against." Any unmarked Proxies, including those submitted by brokers or nominees, will be voted in favor of the proposals and nominees of the Board of Directors, as indicated in the accompanying Proxy card.

         The costs of solicitation of Proxies will be paid by the Company. In addition to soliciting Proxies by mail, the Company's officers, directors and other regular employees, without additional compensation, may solicit Proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, other custodians and nominees will forward proxy soliciting materials to their principals, and that the Company will reimburse such persons' out-of-pocket expenses.

         It is anticipated that this Proxy Statement will first be mailed to stockholders on or about April 1, 1996. The Company's 1995 Annual Report to its stockholders is also enclosed and should be read in conjunction with the matters set forth herein.

         Only stockholders of record of the Company's Common Stock as of the close of business on April 1, 1996, will be entitled to vote at the Annual Meeting. At the close of business on April 1, 1996, there were outstanding 13,231,402 shares of the Company's Common Stock, which constitute all of the outstanding voting securities of the Company, each of which is entitled to one vote on each of the matters to be presented to the stockholders at the meeting.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

         The Board of Directors currently consists of the following seven
Directors: Gary B. Sabin, Richard B. Muir, Boyd A. Lindquist, D. Charles Marston, Robert E. Parsons, Jr., Bruce A. Staller, and John H. Wilmot.
Pursuant to the Company charter, the Directors are divided into three classes. The Directorship terms of current Directors Gary B. Sabin, Robert E. Parsons, Jr. and Boyd A. Lindquist expire at the Annual Meeting on May 10, 1996, while the terms of the remaining Directors expire in 1997 and 1998. Messrs. Sabin, Parsons and Lindquist have been nominated and recommended for election to serve as Directors for a term of three years and until their respective successors shall have been duly elected and shall qualify. Messrs. Sabin, Parsons and Lindquist have advised the Board of Directors that they are able and willing to serve as Directors. If, for any reason, any of them shall become unavailable for election, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitute nominee or nominees proposed by the Board of Directors.

         The three individuals with the highest number of affirmative votes will be elected to the three Directorships.

INFORMATION REGARDING NOMINEES

         The information set forth below is submitted with respect to Management's nominees to the Board of Directors.

         Name                          Age     Present Position With The Company               Director Since
         ----                          ---     ---------------------------------               --------------
         Gary B. Sabin                 41      Chairman of the Board, President and                 1989
                                               Chief Executive Officer
         Robert E. Parsons, Jr.        40      Director                                             1989

         Boyd A. Lindquist             58      Director                                             1992

         Gary B. Sabin has served as Chairman of the Board, President and Chief Executive Officer of the Company since January, 1989. Mr. Sabin has also served as President and Chief Executive Officer of Excel Interfinancial Corporation ("EIC"), a real estate services company, and certain of its affiliates since 1977. EIC and its affiliates provided real estate acquisition, management and advisory services to the Company from 1989 until the Company became self-managed under Mr. Sabin's direction in 1993.

         Robert E. Parsons, Jr. has served as a Director of the Company since January, 1989. Mr. Parsons is currently Executive Vice President and Chief Financial Officer of Host Marriott Corporation, a company he joined in 1981. He also serves as a Director and an officer of several Host Marriott subsidiaries, and as a Director of Merrill Financial Corporation, a privately-held real estate company.

         Boyd A. Lindquist has served as a director of the Company since February, 1992. Mr. Lindquist is presently President, Chief Executive Officer and a Director of Republic Bank. Prior to joining Republic Bank in July 1991, Mr. Lindquist served since prior to 1987 as President and Chief Executive Officer of the Bank of San Diego, where he was responsible for the management of the six-branch bank. Mr. Lindquist has over 30 years experience in managing financial institutions.

CERTAIN COMMITTEES OF THE BOARD; MEETINGS

         The Board of Directors held six meetings (including telephonic meetings) during the year ended December 31, 1995. For that year, no nominee for Director who served as a Director during the past year attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and of any meetings of committees upon which he served. The Board of Directors has established the following standing committees: Audit Committee, Executive Committee, and the Executive Compensation and Stock Option Committee. There is no standing Nominating Committee. The Board of Directors has delegated certain functions to the following standing committees of the Board:

         Audit Committee. The Audit Committee consists of three Directors who are not employees of the Company ("non-employee Directors"). Messrs. Lindquist, Parsons and Marston are the current members of the Committee. The Audit Committee was established to make recommendations concerning the engagement of independent public accountants, review with independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent accountants, review the independence of the independent accountants, consider the range of audit and non-audit fees, and to review the adequacy of the Company's internal accounting controls. The Audit Committee met four times during 1995.

         Executive Committee. The Executive Committee consists of three Directors, one of whom must be a non-employee Director. Messrs. Gary Sabin,
Muir and Wilmot currently serve on the Executive Committee.    Subject to the
Company's conflict of interest policies, the Executive Committee has been granted the authority to acquire and dispose of real property and to borrow or loan funds on behalf of the Company, provided, however, that any such transaction involving amounts equal to 10% or more of the Company's gross assets require the approval of at least a majority of the Directors, subject to certain further restrictions set forth in the Company's Bylaws. The Executive Committee also has the power to authorize the execution of certain contracts and agreements, including those related to the borrowing of money by the Company. The Executive Committee met three times during 1995, and held numerous meetings telephonically.

         Executive Compensation and Stock Option Committee. The Executive Compensation and Stock Option Committee consists of three Directors, all of whom must be non-employee Directors. Messrs. Lindquist, Parsons and Staller currently serve on the Executive Compensation and Stock Option Committee. The Executive Compensation and Stock Option Committee determines compensation for the Company's executive officers and administers the granting of stock options. The Executive Compensation and Stock Option Committee met three times during 1995.

DIRECTORS' COMPENSATION

         Directors who are not otherwise paid employees or consultants of the Company received an increase in annual compensation in October 1995 from $12,000 to $14,000 per annum plus a fee of $1,000 for attendance, in person, at each meeting of the Board of Directors, and, as of October 1995 the directors receive $500 per committee meeting for the Audit and Compensation Committees and $750 per committee meeting for the Executive Committee, but not for telephonic meetings. Each such non-employee Director also is reimbursed for expenses incurred in attending meetings (including committee meetings). Officers of the Company who are Directors are not paid Director fees or committee meeting fees.

         Pursuant to the terms of the Director Plan, every duly elected and qualified Director is entitled to, on an annual basis, options to purchase 2,000 shares of the Company's common stock.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board of Directors unanimously recommends a vote FOR the nominees set forth above. Proxies solicited by the Company will be so voted unless stockholders specify otherwise on the accompanying proxy.

                                   PROPOSAL 2
                         AMENDMENT OF THE DIRECTOR PLAN

         The stockholders of the Company will be asked to consider and vote upon a proposal to amend the 1994 Directors' Stock Option Plan of Excel Realty Trust, Inc. (the "Director Plan"), described herein. The Plan was adopted by the Company's Board of Directors on April 19, 1994, and approved by the stockholders on May 25, 1994.

         General Nature and Purposes. The Director Plan was adopted to further the growth, development and financial success of the Company by providing additional incentives to its Directors and to enable the Company to obtain and retain the services of the type of directors considered essential to the long-range success of the Company.

                 The principle features of the Director Plan are summarized below, but the summary is qualified in its entirety by reference to the full text of the Director Plan which is set forth as Exhibit "A" to this Proxy Statement.

         Eligibility and Participation. The directors of the Company eligible to participate in the Director Plan are each of the current and future directors who have been duly elected and qualified to serve as such directors.

         Options Authorized, Reserved and Granted. As of April 1, 1994, 240,000 shares of Common Stock were reserved for option grants to directors of the Company under the Director Plan and 28,000 options had been granted to Directors under the Director Plan.

         Administration. The Director Plan will be administered by the Executive Compensation and Stock Option Committee of the Board of Directors (the "Committee"), which shall consist of two or more directors, appointed by and holding office at the pleasure of the Company's Board of Directors, each of whom is a "disinterested person" within the meaning of paragraph (c)(2) of Rule 16b-3 and an "outside director" within the meaning of Section 162(m)(4)(C)(ii) of the Internal Revenue Code of 1986, as amended (the "Code"). In addition to administering the Director Plan, the Committee is also authorized to interpret the Director Plan and to prescribe, amend and revoke rules and regulations relating to the Director Plan. Appointment of Committee members shall be effective upon acceptance of appointment. Vacancies in the Committee shall be filled by the Board of Directors. The current members of the Committee are Mr. Lindquist, Mr. Parsons and Mr. Staller.

         Grant of Options. The Director Plan currently provides that each participating director shall be granted an option for 2,000 shares of stock (subject to the adjustments provided in Section 7 of the Director Plan) on the date on which such director is first elected as a director of the Company and on each anniversary date of stockholder approval of the Director Plan on which he or she continues to serve as a director of the Company (these annual dates of grant are collectively referred to as the "date of grant"). In no event shall any director receive options for more than 2,000 shares annually under the Director Plan. The following table sets forth for each of the Company's present (and future) participating directors: (i) the positions held by such directors; and (ii) the number of option shares granted annually to such directors.

                   1994 DIRECTORS' STOCK OPTION PLAN BENEFITS

        Name                             Present Position With The Company             Annual Option Grants
        ----                             ---------------------------------             --------------------
        Gary B. Sabin                    Chief Executive Officer, President and               2,000
                                         Chairman of the Board
        Richard B. Muir                  Executive Vice President, Secretary and              2,000
                                         Director
        Boyd A. Lindquist                Director                                             2,000
        D. Charles Marston               Director                                             2,000
        Robert E. Parsons                Director                                             2,000
        Bruce A. Staller                 Director                                             2,000
        John H. Wilmot                   Director                                             2,000
        Future Participating Directors   Director                                             2,000

         Stock Option Agreements; Consideration to the Company. In consideration of receiving the option, each participating director is deemed to have agreed to remain as a director of the Company for a period of at least one year after the date of grant; however, the Director Plan provides that nothing therein shall confer upon any participating director any right to continue as a director of the Company or shall interfere with or restrict in any way the rights of the Company or the Company's stockholders to remove any participating director at any time for any reason whatsoever, with or without cause, to the extent permitted by the Company's bylaws and applicable law.

         Terms and Exercise of Options. The term of any option cannot be longer than ten years from the date of grant. Payment for shares purchased must be made in full in cash upon exercise.

         Options which are exercisable upon termination of a participating director's status as a director of the Company generally expire thirty days following such termination, unless a director ceases to be a Director due to disability, in which case options terminate within twelve months of such event, or in the case of death, in which case options generally terminate within six to twelve months.

         The per share exercise price for the shares issued pursuant to the exercise of an option is the fair market value per share on the date of grant. The Company's Common Stock is currently listed on the New York Stock Exchange ("NYSE"), and while the stock is so listed, the fair market value is the closing price per share of the Common Stock as listed on the NYSE on the business day immediately prior to the date of grant.

         Transfer Restrictions and Non-assignability. Options may be transferred only by will or by the laws of descent and distribution and during a option holder's lifetime am exercisable only by the option holder.

         Adjustments Upon Change in Capitalization. If the outstanding shares of Common Stock of the Company subject to options are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of stock split, reverse stock split, stock dividend, combination or reclassification of shares or otherwise, the Committee will make an appropriate adjustment in the number and kind of shares as to which all outstanding options or portions thereof then unexercised will be exercisable, to the end that after such event the option holder's proportionate interests will be maintained as before the occurrence of such event. In the event of the proposed dissolution or liquidation of the Company, options will terminate unless otherwise provided by the Committee. In the event of a proposed sale of substantially all of the assets of the Company or the merger of the Company with or into another corporation, the options will be assumed by the successor corporation unless the Committee determines instead to make the options fully exercisable, in which event the Committee shall notify option holders that the options will be fully exercisable for a fifteen day period and the options will terminate at the end of such period.

         Term of Plan and Amendments. The Director Plan expires on May 15, 2004, unless sooner terminated by the Board of Directors. The Board of Directors may at any time amend or otherwise modify, suspend or terminate the Director Plan, provided that no such action shall deprive an option holder, without his or her consent, of any option previously granted pursuant to the Director Plan or of any of the option holder's rights under such option.

         Federal Tax Aspects. The following discussion is a general summary of the material federal income tax consequences to participants in the Director Plan. The discussion is based on the Code, regulations thereunder, rulings and decisions now in effect, all of which are subject to change. The summary does not discuss all aspects of federal income taxation that may be relevant to a particular participant in light of such participant's personal investment circumstances. Also, state and local income taxes are not discussed and may vary from locality to locality.

         Holders of non-qualified stock options do not realize income as a result of the grant of such options, but normally realize compensation income taxable at ordinary income rates upon such options' exercise to the extent that the fair market value of the shares of Common Stock on the date of the exercise of such options exceeds the option exercise price paid. However, in the case of an optionee subject to Section 16(b) of the Exchange Act who has held non-qualified stock options for less than six months and exercises such options, the ordinary income portion generally would be calculated using the fair market value of the shares upon the lapse of the six-month period from the date of grant of such options rather than the fair market value on the date of exercise, unless the optionee elects to recognize income immediately upon exercise in accordance with Section 83(b) of the Code. The Company will be entitled to a tax deduction in an amount equal to the amount that the optionee is required to include in ordinary income at the time of such inclusion, and will be required to withhold taxes on such ordinary income in the case of a director who is an employee. The optionee's initial tax basis for shares acquired upon the exercise of a non- qualified stock option will be the option exercise price paid plus the amount of ordinary income realized by the optionee. Any appreciation in the value of such shares may qualify for capital gains treatment depending upon the applicable holding period.

PROPOSED AMENDMENTS TO THE DIRECTOR PLAN

         The Board of Directors recommends an amendment to the Director Plan to establish a different formula for calculating the award of stock options. Pursuant to this revised formula, each Director would immediately receive, and thereafter as of each annual meeting of stockholders commencing in 1997 that the Director Plan is in effect, each Director then in office (which would include current and continuing Directors as well as any Director who later joins the Board) would receive an option exercisable for a number of shares determined pursuant to the following formula:

         Number of option shares = 3,000 + (250 multiplied by the number of years of continuous service beginning in 1997 including any portion of any fiscal year of service as a full year)

         The number of shares subject to options allocated under the revised formula escalates each year as a result of being based on years of service as a director. Any additional or replacement Director would, pursuant to the revised formula, receive on first occurring anniversary of the stockholder's approval of this amendment, an option for 3,000 shares, which option would increase annually by 250 shares during each year of service thereafter.

         The 240,000 shares reserved for the Director Plan will continue to be sufficient to cover full grants through 2002 to the existing seven Directors even under the revised formula.

         The Board of Directors believes that increasing the number of shares available each year for issuance under the Director Plan is necessary in order for the Executive Compensation and Stock Option Committee to have sufficient flexibility to carry out its responsibilities to (i) further the growth, development and financial success of the Company by providing additional incentives to its directors and (ii) enable the Company to obtain and retain the services of the type of directors considered essential to the long-range success of the Company.

         The Board of Directors also recommends an amendment to the Director Plan to permit payment for the shares with respect to which an option is exercised (i) with cash; (ii) through the surrender of shares of Common Stock then issuable upon exercise of the option (subject to certain timing requirements); (iii) through the delivery of an interest-bearing promissory note; or (iv) through any combination of (i) through (iii).

         The Board of Directors also recommends an amendment to the Director Plan to change the date of grant of future options from the date of initial stockholder approval of the Director Plan to the date that this proposed amendment to the Director Plan is approved by the stockholders.

         Amended Plan Benefits. The following table sets forth the stock options that certain groups will receive in 1996 if the amended Director Plan is approved by the Company's stockholders at the meeting.

                                                                                              Number of
                                                                                              Securities
                                                                               Dollar         Underlying
              Name and Position                                                Value           Options
              -----------------                                                -----         -----------
              Gary B. Sabin . . . . . . . . . . . . . . . . . . . . . .         (1)               3,000
              Richard B. Muir . . . . . . . . . . . . . . . . . . . . .         (1)               3,000
              David A. Lund . . . . . . . . . . . . . . . . . . . . . .          --                  --
              Ronald H. Sabin . . . . . . . . . . . . . . . . . . . . .          --                  --
              Graham B. Bullick . . . . . . . . . . . . . . . . . . . .          --                  --
              Executive Group . . . . . . . . . . . . . . . . . . . . .         (1)               6,000(2)
              Non-Executive Director Group  . . . . . . . . . . . . . .         (1)              15,000
              Non-Executive Officer Employee Group  . . . . . . . . . .          --                  --

(1) The dollar value of the options granted depends upon the future market price of the Common Stock and therefore is not presently determinable.
(2) Includes options to purchase 3,000 shares of Common Stock issuable to each of Messrs. Sabin and Muir.

REQUIRED VOTE FOR APPROVAL AND RECOMMENDATION OF THE BOARD OF DIRECTORS

         The affirmative vote of a majority of the shares present or in person or represented by proxy and entitled to vote at the meeting is required to approve the amendments to the Director Plan. The Board of Directors unanimously recommends that stockholders vote FOR approval of the amendments to the Director Plan. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise on their proxy cards.

                                   PROPOSAL 3
                         AMENDMENT OF THE EMPLOYEE PLAN

         At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon a proposal to amend the 1993 Stock Option Plan of Excel Realty Trust (the "Employee Plan") described herein. The Plan was adopted by the Company's Board of Directors on May 3, 1993, and approved by the stockholders on July 12, 1993.

         General Nature and Purposes. The Employee Plan was adopted (i) to further the growth, development and financial success of the Company by providing additional incentives to certain of its key employees who have been or will be given responsibility for the management or administration of the Company's business affairs, by assisting them to become owners of capital stock of the Company and thus to benefit directly from its growth, development and financial success, and (ii) to enable the Company to obtain and retain the services of the type of professional, technical and managerial employees considered essential to the long-range success of the Company, by providing and offering such prospective an opportunity to become owners of capital stock of the Company under employee stock options.

         The Employee Plan authorizes the granting of "incentive stock options" (as defined in Section 422 of the Code) and non-qualified stock options. Options may be granted under the Employee Plan for a period through May 3, 2003 unless the Employee Plan is earlier terminated. The Employee Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time by the Stock Option Committee (the "Committee") appointed to administer the Employee Plan, except that stockholder approval is required to increase the number of shares that may be issued under the Employee Plan, to materially modify eligibility requirements for participants, to reduce the minimum option price below the fair market value of the shares when an option is granted, to extend the term of the Employee Plan or to modify the Employee Plan in a manner requiring stockholder approval under Rule 16b-3 of the Securities and Exchange Commission. The Employee Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and is not a qualified plan under Section 401(a) of the Code. Proceeds received by the Company from the sale of Common Stock pursuant to the exercise of options granted under the Employee Plan will be used for general corporate purposes.

         A brief description of the material features of the Employee Plan follows, but the description is qualified in its entirety by the terms of the Employee Plan, a copy of which is included as Exhibit "B" to this Proxy Statement.

         Securities Subject to the Plan. The aggregate number of shares which may be issued upon exercise of options granted under the Employee Plan shall not exceed the greater of (a) 200,000 and (b) the excess of (i) 5% of the number of outstanding shares of the Company's Common Stock over (ii) 300,000; provided, however, in no event shall the aggregate number of shares which may be issued upon exercise of options exceed 700,000. Subject to such overall limitation, there is no restriction as to the number of options or as to the maximum number of shares that may be granted to any employee. The Employee Plan provides for appropriate adjustments in the number and kind of shares subject to the Employee Plan and to outstanding options in the event of a stock split, stock dividend or certain other similar changes in the Company's Common Stock and in the event of a merger, consolidation or certain other types of recapitalizations.

         Administration of the Plan. The Plan provides for administration by the Committee, consisting of at least two Directors, appointed from time to time (and removable) by the Company's Board of Directors. No person is eligible to serve on the Committee unless such person is then a "disinterested person" within the meaning of paragraph (c)(2) of Rule 16b-3. Options may not be granted to any member of the Committee during the term of such person's membership on the Committee. The current members of the Committee are Mr. Lindquist, Mr. Parsons and Mr. Staller.

         In addition to administering the Plan, the Committee is also authorized to interpret the Plan and the Stock Option Agreements, to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Board has not retained the right to exercise the rights or duties of the Committee under the Plan.

         Members of the Committee shall receive such compensation for their services as may be determined by the Board of Directors, and all expenses and liabilities that they incur in connection with the administration of the Employee Plan will be borne by the Company. The Committee may at any time suspend or terminate the Employee Plan, subject to rights under options previously granted.

         Eligibility and Participation. Any executive or other key employee of the Company or of any corporation which is then a subsidiary of the Company (as such terms are defined in the Plan) will be eligible to be granted options. Approximately thirty-five (35) persons are eligible to participate in the Employee Plan. Directors of the Company (other than those serving as members of the Committee) are eligible to be granted options if they are also employees. More than one option may be granted to an individual.

         The Committee is authorized to determine which individuals are executive or other key employees, to select from among them the individuals to whom options are to be granted, to determine the number of shares to be subject to such options, to designate whether such options will be incentive stock options or non-qualified stock options and to establish the terms and conditions of the options, consistent with the Employee Plan.

         Exercisability of Options. Options are exercisable at such times and in such installments (which may be cumulative) as the Committee may provide in the terms of each individual option. Generally, an option will not be exercisable during the first six months after such option is granted. Subject to certain limitations, the Committee may, on such terms and conditions as it deems appropriate, accelerate the time at which an option or any portion thereof may be exercised. No portion of an option which is unexercisable at termination of employment may thereafter become exercisable. To the extent that the aggregate fair market value of stock with respect to which incentive stock options (determined without regard to the vesting limitations contained in Section 422(d) of the Code) are exercisable for the first time by an optionee during any calendar year (under the Employee Plan and all other incentive stock option plans of the Company, any subsidiary and any parent corporation) exceeds $100,000, such options will be taxed as non-qualified stock options. For this purpose, the fair market value of stock shall be determined as of the time the option is granted.

         Options are exercisable in whole or in part by written notice to the Company, specifying the number of shares being purchased and accompanied by payment of the purchase price for such shares. The option price must be paid in cash or by check or, with the consent of the Committee, by delivery of shares of the Company's Common Stock owned by the optionee or issuable upon exercise of the option or by delivery of a recourse, interest-bearing promissory note where permitted by law. The Committee may, as a condition to the exercise of any option, require that the optionee deliver such representations and documents as it deems necessary to effect compliance with applicable federal and state securities laws and regulations. The Committee may also take whatever additional action it deems appropriate to effect such compliance.

         On the date the option price is to be paid, the optionee (or his successor) must make full payment to the Company of all amounts that must be withheld by the Company for federal, state or local tax purposes. Any such tax withholding may be paid in cash, by check or, with the Committee's consent, with shares of the Company's Common Stock.

         Shares of the Company's Common Stock, whether or not issuable to the optionee upon exercise of an option, may be used to satisfy the option price or the tax withholding consequences of such exercise only (i) during the period beginning on the third business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and ending on the twelfth business day following such date or (ii) pursuant to an irrevocable written election by the optionee to use shares of the Company's Common Stock to pay all or part of the option price or the withholding taxes (subject to the approval of the Committee) made at least six months prior to the payment of such option price or withholding taxes.

         Stock Option Agreements; Consideration to the Company. In consideration of the granting of an option, the employee to whom such option is granted will agree, in a written Stock Option Agreement, to remain in the employ of the Company, or a subsidiary of the Company, for a period of at least one year after the option is granted. Nothing in the Employee Plan or in any Stock Option Agreement will confer upon any optionee any right to continue in the employ of the Company, or any subsidiary of the Company, or will interfere with or restrict in any way the rights of the Company, or a subsidiary of the Company, to discharge any optionee at any time for any reason whatsoever, with or without cause.

         Purchase Price of Shares Subject to Options. The price of the shares of Common Stock subject to each option shall be set by the Committee; provided, however, that the price per share of an option shall be not less than 100% of the fair market value of such option.

         For purposes of the Employee Plan, the fair market value of a share of the Company's Common Stock as of a given date will be: (i) the closing price of a share of the Company's Common Stock on the principal exchange on which such shares are then trading, if any, on the trading day immediately preceding such date, or, if shares are not traded on such date, then on the next preceding trading date during which a sale occurred; or (ii) if such stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, (1) the last sales price (if the stock is then listed as a National Market Issue under the Nasdaq National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the stock on the trading day immediately previous to such date as reported by Nasdaq or such successor quotation system; or (iii) if such stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the mean between the closing bid and asked prices for the stock, on the trading day immediately preceding such date, as determined in good faith by the Committee; or (iv) if the Company's Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

         Non-Assignability. Options may be transferred only by will or by the laws of descent and distribution. During a participant's lifetime, options are exercisable only by the participant. No option or interest or right therein or part thereof will be liable for the debts, contracts or engagements of the optionee or the optionee's successors in interest or will be subject to disposition by transfer, alienation, pledge, encumbrance, assignment or any other means, whether voluntary, involuntary or by operation of law.

         Expiration of Options. Options may not be exercised to any extent by anyone after the first to occur of the following events: (1) the expiration of ten years from the date the option was granted (whether or not the Employee Plan has expired or been terminated) or (2) the expiration of three months from the date of the employee's termination of employment by reason of retirement or other termination (with or without cause) (but excluding termination of employment by reason of death or permanent disability) or (3) the expiration of one year from the date of the employee's termination of employment in the case of an employee subject to a permanent disability (within the meaning of Section 22(e)(3) of the Code), unless the optionee dies within such one-year period, or
(4) the expiration of one year from the date of the employee's death.

         Subject to the foregoing, the Committee will provide, in the terms of each individual option, when such option expires and becomes unexercisable; and the Committee may provide in the terms of individual options that said options expire immediately upon a termination of employment for any reason.

         Merger, Consolidation, Acquisition, Liquidation or Dissolution of the Company. The Committee may provide by the terms of any option that such option cannot be exercised after the merger or consolidation of the Company with or into another corporation, the acquisition by another corporation or person of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock or the liquidation or dissolution of the Company. The Committee may also provide for the acceleration of the exercisability of any such option prior to the occurrence of such merger, consolidation, acquisition, liquidation or dissolution.

         Adjustments upon Change in Capitalization. If the outstanding shares of Common Stock subject to options are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, the Committee will make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding options, or portions thereof then unexercised, will be exercisable, to the end that after such event the optionee's proportionate interest will be maintained as before the occurrence of such event. Such adjustment will be made without change in the total price applicable to the option except as results from rounding of share quantities or prices and with any necessary corresponding adjustment in option price per share. Any such adjustment made by the Committee will be final and binding upon all optionees, the Company and all other interested persons.

         Transfer Restrictions. Unless otherwise approved in writing by the Committee, no shares acquired upon exercise of any option by any officer (as defined in Rule 16a-1(f) of the SEC) may be sold, assigned, pledged, encumbered or otherwise transferred until at least six months have elapsed from (but excluding) the date that such option was granted. The Committee, in its discretion, may impose such other restrictions on the transferability of the shares purchasable upon the exercise of an option as it deems appropriate. Any such other restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares. The Committee may require the employee to give the Company prompt notice of any disposition of shares of stock, acquired by exercise of an incentive stock option, within two years from the date of granting such option or one year after the transfer of such shares to such employee. The Committee may direct that the certificates evidencing shares acquired by exercise of an incentive stock option refer to such requirement to give prompt notice of disposition.

         No Rights as a Stockholder. The holders of options will not be, nor have any of the rights or privileges of, a stockholder of the Company as to shares covered by an option until such shares are issued by the Company and delivered to such holders.

         Conformity to Securities Laws. The Employee Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the SEC thereunder, including without limitation Rule 16b-3. The Employee Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Employee Plan and options granted thereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

         Federal Income Tax Aspects of the Plan. The following discussion is a general summary of the material federal income tax consequences to participants in the Employee Plan. The discussion is based on the Code, regulations thereunder, rulings and decisions now in effect, all of which are subject to change. The summary does not discuss all aspects of federal income taxation that may be relevant to a particular participant in light of such participant's personal investment circumstances. Also, state and local income taxes are not discussed and may vary from locality to locality.

         Holders of non-qualified stock options do not realize income as a result of the grant of such options, but normally realize compensation income taxable at ordinary income rates upon such options' exercise to the extent that the fair market value of the shares of Common Stock on the date of the exercise of such options exceeds the option exercise price paid. However, in the case of an optionee subject to Section 16(b) of the Exchange Act who has held non-qualified stock options for less than six months and, with the consent of the Committee, exercises such options, the ordinary income portion generally would be calculated using the fair market value of the shares upon the lapse of the six-month period from the date of grant of such options rather than the fair market value on the date of exercise, unless the optionee elects to recognize income immediately upon exercise in accordance with Section 83(b) of the Code. The Company will be entitled to a tax deduction in an amount equal to the amount that the optionee is required to include in ordinary income at the time of such inclusion, and will be required to withhold taxes on such ordinary income. The optionee's initial tax basis for shares acquired upon the exercise of a non-qualified stock option will be the option exercise price paid plus the amount of ordinary income realized by the optionee. Any appreciation in the value of such shares may qualify for capital gains treatment depending upon the applicable holding period.

         Holders of incentive stock options will not be considered to have received taxable income upon either the grant of the option or its exercise. Upon the sale or other taxable disposition of the shares of the Common Stock, long-term capital gain will normally be recognized in the full amount of the difference between the amount realized and the option exercise price if no disposition of the shares has taken place within either (a) two years from the date of grant of the incentive stock option or (b) one year from the date of transfer of the shares of the Common Stock to the optionee upon exercise (whether or not such optionee is subject to Section 16(b) of the Exchange Act). If the shares of the Common Stock are sold or otherwise disposed of before the end of the one-year period or the two-year period, the difference between the option exercise price and the fair market value of the shares of the Common Stock on the date of the option's exercise will be taxed as ordinary income; the balance of the gain, if any, will be taxed as capital gain. If the shares of the Common Stock are disposed of before the expiration of the one-year period or the two-year period and the amount realized is less than the fair market value of the shares at the date of exercise, the optionee's ordinary income is limited to the amount realized less the option exercise price paid. The Company will be entitled to a tax deduction in regard to an incentive stock option only to the extent the optionee has ordinary income upon sale or other disposition of the shares of the Common Stock.

         The difference between the fair market value of the shares of Common Stock on the exercise date and the exercise price of an incentive stock option is generally deemed to be a "tax preference" under the alternative minimum tax rules of the Code. Since the consequences of the application of these provisions to individual optionees may vary depending on their particular circumstances, optionees should consult their personal tax advisors with respect to these provisions of the Code.

PROPOSED AMENDMENT TO THE EMPLOYEE PLAN

         A total of 700,000 shares of Common Stock are currently reserved for issuance under the Employee Plan, and under the terms of the Employee Plan, the aggregate number of shares which may be issued upon exercise of options shall not exceed 700,000, subject to certain adjustments. The Board of Directors recommends an amendment to the Employee Plan to increase the number of shares available for issuance under the Employee Plan to 1,450,000 shares.

         As of March 12, 1996, options to purchase an aggregate of 672,250 shares of Common Stock had been granted under the Employee Plan. Accordingly, only 27,750 shares of Common Stock were available for the issuance of new options. The Board of Directors believes that increasing the number of shares available for issuance under the Director Plan is necessary in order for the Executive Compensation and Stock Option Committee to have sufficient flexibility to carry out its responsibilities to (i) further the growth, development and financial success of the Company by providing additional incentives to its executives and (ii) enable the Company to obtain and retain the services of the type of executives considered essential to the long-range success of the Company.

REQUIRED VOTE FOR APPROVAL AND RECOMMENDATION OF THE BOARD OF DIRECTORS

         The affirmative vote of a majority of the shares present or in person or represented by proxy and entitled to vote at the meeting is required to approve the amendments to the Employee Plan. The Board of Directors unanimously recommends that stockholders vote FOR approval of the amendments to the Employee Plan. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise on their proxy cards.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         As of April 1, 1996, the Company had 1,651 stockholders of record.
The following table sets forth information regarding beneficial ownership of the shares of Common Stock as of such date by (i) each of the Company's officers and directors, (ii) the Company's officers and directors as a group and (iii) all other stockholders who beneficially own more than five percent of the Company's Common Stock. For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein. Except as otherwise indicated, the Company believes that the beneficial owners of the securities listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Unless otherwise indicated, the business address for each of the individuals listed below is c/o Excel Realty Trust, Inc., 16955 Via Del Campo, Suite 110, San Diego, California 92127.

                                                          Number of Shares                      Percent
                  Name                                  Beneficially Owned(1)             Beneficially Owned
 -------------------------------------                  ---------------------             ------------------
 OFFICERS AND DIRECTORS
 Gary B. Sabin(2). . . . . . . . . . . . . . . . . .           935,583                            7.07%
          Chief Executive Officer, President,
          Chairman of the Board


 Richard B. Muir . . . . . . . . . . . . . . . . . .           210,748                            1.60%
          Executive Vice President, Secretary,
          Director

 Ronald B. Sabin . . . . . . . . . . . . . . . . . .           156,453                            1.18%
          Senior Vice President

 David A. Lund . . . . . . . . . . . . . . . . . . .           105,581                            *
          Chief Financial Officer, Treasurer

 Graham R. Bullick . . . . . . . . . . . . . . . . .            81,698                            *
          Senior Vice President

 Mark T. Burton  . . . . . . . . . . . . . . . . . .            75,212                            *
          Sr. Vice President/Acquisitions

 S. Eric Ottesen . . . . . . . . . . . . . . . . . .            22,000                            *
          Sr. Vice President/General Counsel

 John H. Wilmot(3) . . . . . . . . . . . . . . . . .           104,412                            *
          Director

 Bruce A. Staller(4) . . . . . . . . . . . . . . . .            16,266                            *
          Director

 Boyd A. Lindquist(5). . . . . . . . . . . . . . . .             8,477                            *
          Director

 Robert E. Parsons, Jr.(6) . . . . . . . . . . . . .             7,796                            *
          Director

 D. Charles Marston  . . . . . . . . . . . . . . . .             7,332                            *
          Director

 OFFICERS AND DIRECTORS AS A GROUP . . . . . . . . .         1,709,558                           12.92%
   (11 persons)

 Fidelity Management & Research Company(7) . . . . .         1,655,790                           12.63%
 82 Devonshire Street
 Boston, MA 02109

 NewSouth Capital Management, Inc.(8). . . . . . . .           664,453                            5.02%
 1000 Ridgeway Loop Rd.
 Suite 233
 Memphis, TN 38120
- --------------------

*        Represents less than 1% of the outstanding shares of stock.

1. Includes options to purchase shares, exercisable within sixty days, as follows: Mr. Gary Sabin, 154,000; Mr. Muir, 110,750; Mr. Bullick, 75,000; Mr. Ronald Sabin, 75,000; Mr. Lund, 64,000; Mr. Burton, 56,250; Mr. Lindquist, 7,332; Mr. Marston, 7,332; Mr. Parsons, 4,000;
         Mr. Staller, 7,332; and Mr. Wilmot, 4,000.

2. Includes 307,305 shares held by Excel Interfinancial Corporation ("EIC"), of which Gary B. Sabin is the controlling stockholder. Also includes 5,000 shares in an unaffiliated partnership of which Mr. Sabin is the controlling partner.

3.       Mr. Wilmot's business address is 4455 E. Camelback Rd., Phoenix,
         Arizona 85018.

4. Mr. Staller's business address is 618 W. Hillcrest Blvd., Monrovia, California 91016.

5. Mr. Lindquist's business address is 23133 Hawthorne Boulevard, Torrance, California 90505.

6. Mr. Parson's business address is Host Marriott Corporation, 10400 Fernwood Road, Washington, D.C. 20058.

7. Fidelity is a group of funds of which no single fund owns more than 5% of the Company's Common Stock.

8.       Based upon 13G dated February 13, 1996.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION


EXECUTIVE OFFICERS

         The information set forth below is submitted with respect to each of the Company's executive officers.

        Name of Individual               Capacity in Which Served                         Age
        ------------------               ------------------------                         ---
        Gary B. Sabin                    Chief Executive Officer, President and           41
                                         Chairman of the Board
        Richard B. Muir                  Executive Vice President and Secretary           40
        Ronald H. Sabin                  Senior Vice President                            45
        Mark T. Burton                   Senior Vice President/Acquisitions               35
        David A. Lund                    Chief Financial Officer/Treasurer                44
        Graham B. Bullick                Senior Vice President                            45
        S. Eric Ottesen                  General Counsel and Senior Vice President        40

         Gary B. Sabin has served as Chief Executive Officer, President and Chairman of the Board of the Company since January, 1989. Mr. Sabin has also served as President of EIC and its affiliates since 1978.

         Richard B. Muir has served as Executive Vice President, Secretary and a Director of the Company since January, 1989 and as Chief Financial Officer from April, 1992, to June, 1994. Mr. Muir has also served as Executive Vice President and Secretary of EIC and its affiliates since 1978.

         David A. Lund has served as Chief Financial Officer of the Company since June, 1994. He previously served from 1989 to 1994 in various capacities with the Company, including Vice President and Vice President of Finance. Mr. Lund has served in various capacities with EIC and its affiliates since 1983. Mr. Lund is a certified public accountant. Prior to 1983, Mr. Lund was a partner in a CPA firm.

         Ronald H. Sabin has served as Senior Vice President of the Company in charge of property management since January 1989. Mr. Sabin is the brother of Gary B. Sabin. Mr. Ronald Sabin has also served in various capacities with EIC and its affiliates since 1979.

         Mark T. Burton has served as Vice President of the Company since January, 1989, and was recently promoted to Senior Vice President/Acquisitions. Mr. Burton's duties for the Company primarily consist of the evaluation and selection of property acquisitions and dispositions. Mr. Burton has also served in various capacities with EIC and its affiliates since 1984.

         Graham R. Bullick, Ph.D., has served as Senior Vice President of the Company since January 1991. Mr. Bullick served as an account manager for Zenger-Miller Inc., an international corporation specializing in organizational development and service/quality systems, from 1987 to 1991. Mr. Bullick served as a Director of the Company between October 1991, and February 1992.

         S. Eric Ottesen has served as General Counsel and Senior Vice President of the Company since January 1995. For more than five years prior to January, 1995, Mr. Ottesen worked as a partner in a law firm based in San Diego, California.

SUMMARY COMPENSATION TABLE

         The following table shows, for the fiscal years ending December 31, 1993, 1994 and 1995, the compensation of the Company to its Chief Executive Officer and each of the four most highly compensated executive officers other than the Chief Executive Officer (collectively, the "Named Executive Officers").


                                                               Other                   Securities   All Other
                                                               Annual     Restricted     Under-      Compen-
      Name and                                    Bonus       Compen-       Stock        lying       sation
 Principal Position     Year      Salary(1)        (2)      sation  (3)     Awards      Options        (4)
 ------------------     ----      ---------     ---------   -----------     ------      -------    -----------
Gary B. Sabin            1995       $251,000      $126,000     $ 3,975        --        37,000(5)     $4,620
  Chief Executive        1994        240,000        99,600       4,260        --         2,000(5)      4,500
  Officer, President     1993        200,000       120,000       3,846        --       101,666(5)      4,497
  and Chairman of
  the Board
Richard B. Muir          1995        146,417        73,500       7,196        --        28,250(5)      4,620
  Executive Vice         1994        140,000        58,100       5,704        --         2,000(5)      4,500
  President and          1993        116,533        70,000       6,355        --        71,666(5)      3,554
  Secretary
David A. Lund            1995        125,000        62,500          --        --        17,500         4,620
  Chief Financial        1994        114,583        36,000          --        --            --         4,038
  Officer and            1993         89,487        20,000       1,949        --        30,000         2,743
  Treasurer
Ronald H. Sabin          1995        110,000        55,000       6,000        --        17,500         4,620
  Senior Vice            1994        110,000        40,000       6,895        --            --         3,300
  President              1993         96,533        44,000       6,449        --        50,000         3,089
Graham B. Bullick        1995        110,000        55,000       9,194        --        17,500         3,575
  Senior Vice            1994        110,000        40,000       6,895        --            --         3,300
  President              1993         96,533        44,000       2,747        --        50,000         2,500
- --------------------

(1) Includes compensation that was accrued and deferred pursuant to the Company's 401(k) Plan.
(2) Bonuses for 1994 and 1993 were awarded pursuant to employment contracts which were entered into in April 1993 or, with respect to David A. Lund, by grant of the Executive Compensation and Stock Option Committee. The 1994 bonuses were declared and paid in February 1995, and were included in the 1994 financial statements. The indicated bonuses for 1993 were declared and paid in April 1994, after the Company's financial statements for 1993 had been prepared. The 1995 bonuses were declared and paid in February 1996 and were included in the 1995 financial statements.
(3) Includes car allowance and miscellaneous incentive compensation prior to the Company's initial public offering in August 1993.
(4)      Comprised of 401(k) contributions by the Company.
(5) Includes stock options granted in capacity as a Director of the Company.


STOCK OPTION GRANTS TABLE

         The following table provides information concerning the grant of stock options to the Named Executive Officers as of the end of the last fiscal year. The Company does not have any outstanding stock appreciation rights.

                                                                                      POTENTIAL REALIZABLE
                                                                                    VALUE AT ASSUMED ANNUAL
                                                                                         RATES OF STOCK
                                                                                       PRICE APPRECIATION
                              INDIVIDUAL GRANTS                                        FOR OPTION TERM(1)
- ----------------------------------------------------------------------------  -------------------------------------

                               Number of     % of Total
                               Securities      Options
                               Underlying    Granted to
                                Options     Employees in   Exercise or Base   Expiration
     Name                       Granted      Fiscal Year          Price          Date         5%          10%
     ----                     ------------  ------------- ------------------- ----------      --          ---
Gary B. Sabin . . . . . . .      100,000(2)       31%            $19.75       01-Apr-2003   $945,639   $2,118,071
                                   2,000(3)       50%            $19.63       25-May-2004    $22,536      $52,100
                                  35,000          26%            $19.25       19-May-2005   $460,658   $1,081,987
                                   2,000(3)        1%            $20.13       25-May-2005    $24,625      $60,235
                                  40,000          19%            $20.38       29-Jan-2006   $526,419   $1,329,715
Richard B. Muir . . . . . .       70,000(2)       22%            $19.75       01-Apr-2003   $661,947   $1,482,650
                                   2,000(3)       50%            $19.63       25-May-2004    $22,536      $52,100
                                  26,250          20%            $19.25       19-May-2005   $345,493     $811,490
                                   2,000(3)        1%            $20.13       25-May-2005    $24,625      $60,235
                                  28,000          13%            $20.38       29-Jan-2006   $368,493     $930,801
David A. Lund . . . . . . .       30,000(2)        9%            $19.75       01-Apr-2003   $283,692     $635,421
                                  17,500          13%            $19.25       19-May-2005   $230,329     $540,994
                                  24,000          11%            $20.38       29-Jan-2006   $315,852     $797,829
Ronald H. Sabin . . . . . .       50,000(2)       15%            $19.75       01-Apr-2003   $472,819   $1,059,036
                                  17,500          13%            $19.25       19-May-2005   $230,329     $540,994
                                  20,000           9%            $20.38       29-Jan-2006   $263,210     $664,858
Graham B. Bullick . . . . .       50,000(2)       15%            $19.75       01-Apr-2003   $472,819   $1,059,036
                                  17,500          13%            $19.25       19-May-2005   $230,329     $540,994
                                  20,000           9%            $20.38       29-Jan-2006   $263,210     $664,858
- --------------------

(1)      Based on price of $20.50 per share at December 31, 1995.
(2) Except as otherwise indicated, these options were granted pursuant to the employment agreements of the Named Executive Officers (or in the case of Mr. Lund, pursuant to a grant by the Executive Compensation and Stock Option Committee), and are exercisable according to the following schedule: one-fourth of such options became exercisable on April 1, 1994 and April 1, 1995, respectively; thereafter, one-fourth will be exercisable beginning on each of the next two succeeding anniversaries of such date. The exercise price of the options was equal to the market price on the date of grant.
(3) These options were granted to Messrs. Sabin and Muir in May 1994 and May 1995 in their capacities as Directors, and became immediately exercisable as of the date of grant. The exercise price of the options was equal to the market price on the date of grant.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

         The following table sets forth information with respect to the Named Executive Officers, concerning the exercise of stock options during the last fiscal year and unexercised options held as of the end of the fiscal year.

                                                                              Number of
                                                                              Securities        Value of
                                                                              Underlying       Unexercised
                                                                             Unexercised      In-the-Money
                                                                              Options at       Options at
                                                                               Year End       Year End (2)
                                        Number of                             ----------      ------------
                                     Shares Acquired         Value           Exercisable/     Exercisable/
               Name                   on Exercise         Realized (1)      Unexercisable     Unexercisable
               ----                   ------------        ------------      -------------     -------------
Gary B. Sabin . . . . . . . . . .           0                  0             114,000/25,000   $102,480/18,750
Richard B. Muir . . . . . . . . .           0                  0              82,750/17,500    $78,668/13,125
David A. Lund . . . . . . . . . .           0                  0              40,000/7,500     $38,750/5,625
Ronald H. Sabin . . . . . . . . .           0                  0              55,000/12,500    $50,000/9,375
Graham R. Bullick . . . . . . . .           0                  0              55,000/12,500    $50,000/9,375
- --------------------

(1) Fair market value of underlying securities at exercise minus the exercise price.
(2) Represents the differences between the closing price of the Common Stock on December 31, 1995, and the exercise price of the options.


EMPLOYMENT AGREEMENTS

         The Company has entered into separate employment agreements with Messrs. Gary Sabin, Muir, Ronald Sabin and Bullick as of April 1, 1993. Each of these agreements is automatically extended for an additional year at the end of each year of the agreement, subject to the right of either the Company or said employees to terminate the contract voluntarily by giving at least three month's prior written notice. Pursuant to the respective agreements, each employee is required to devote substantially all of his business time to the Company. Each of the agreements provides for an annual base salary as well as an automobile allowance, an award of stock options and medical insurance coverage. The employment contracts provided for annualized base salaries in 1995 as follows: Mr. Sabin, $252,000; Mr. Muir, $147,000; Mr. Ronald Sabin, $110,000; and Mr. Bullick, $110,000. In addition, each of such employees is entitled to annual bonus compensation and options to be determined by the Executive Compensation and Stock Option Committee of the Board of Directors. The award of any bonus or option compensation, however, is dependent on the achievement of certain performance levels by the Company, including per share growth in funds from operations and cash flow. The employment contracts also provided for an award of stock options as follows: Mr. Sabin, 100,000; Mr. Muir, 70,000; Mr. Ronald Sabin, 50,000; and Mr. Bullick, 50,000. The stock options awarded pursuant to such contracts will be exercisable until April 1, 2003 at an exercise price of $19.75 per share (the initial public offering price of the stock in August 1993), and exercisable according to the following schedule: one-fourth of such options became exercisable beginning on April 1, 1994, and thereafter one-fourth will be exercisable beginning on each of the next three succeeding anniversaries of such date.

EXECUTIVE COMPENSATION AND STOCK OPTION COMMITTEE REPORT

         Set forth below in full is the Report of the Executive Compensation and Stock Option Committee (the "Committee") regarding the compensation paid by the Company to its executive officers during 1995:

         Stockholders are interested in how companies pay their executives, both in terms of the plan designs that generate pay, and in the ultimate amount of compensation. Following is a discussion of the thought process that has gone into the Company's 1995 executive pay plans and amounts.

General.     The Committee has implemented compensation policies which seek to enhance the profitability of the Company, and thus stockholder values by aligning closely the financial interests of the Company's management with those of its stockholders.

         Currently, executive pay consists of three elements that are designed to meet those policies:

         o Base salary, paid based primarily on job content and peer group comparisons. The Committee believes that base salaries at least at market average are essential to retaining good performers.

         o Bonuses, which are based primarily upon the achievement of certain performance levels by the Company including per share growth in funds from operations.

         o Stock options, which allow executives to benefit when stock price increases. The Committee believes that its grant of stock options, along with the award of bonuses based on Company performance, aligns executives' interests with stockholders.

         Following is additional information regarding each of the above elements.

Base Salary.     The Company entered into employment contracts with Messrs.
Gary Sabin, Muir, Bullick and Ronald Sabin on April 1, 1993 (the "Employment Contracts"). The salaries paid to each of such executive officers in 1995, as set forth in the Summary Compensation Table above, are comparable to salaries paid in 1995 to executive officers at similarly sized comparable companies.

Bonuses.     The Employment Contracts allow for bonus awards of up to
approximately 50% of base salary, dependent upon the Company's achievement of certain performance levels, including 1) growth in funds from operations; 2) a comparison of peer group compensation and 3) execution of the Company's strategic plan. Bonuses for 1995 were awarded by the Committee pursuant to employment contracts which were entered in April 1993. Such bonus amounts, as indicated in the Summary Compensation Table, were declared and paid in February 1996, and were awarded with respect to service to the Company from January 1, 1995, through December 31, 1995. The bonus awards for 1995 were based in part on the Company's performance in 1995. In 1995, the Company's funds from operations increased 27% to $27.9 million ($2.31 per share) as compared to $21.9 million ($2.01 per share) for fiscal 1994. Revenue and net income also increased in 1995 compared to 1994.

Stock Options.     Options to purchase shares were issued during 1995 to the
Named Executive Officers as indicated in the Summary Compensation Table under the 1993 Stock Option Plan. The options were granted based upon the Committee's determination that the performance of the Company during 1995, as discussed above, warranted such options. Stock value must increase from the value at time of grant in order for option holders to realize any benefit from these rewards. Thus, option holders benefit only if all stockholders benefit.

Chief Executive Officer Pay.     Amounts earned during 1995 by the Chief
Executive Officer, Mr. Gary Sabin, are shown in the Summary Compensation Table. Some additional notes regarding his pay follow.

         o The base salary for Mr. Sabin, as set forth in the Summary Compensation Table, is believed by the Committee to be comparable to the base salary of chief executive officers of other public companies of comparable size.

         o Mr. Sabin's maximum bonus payable under his employment contract is approximately 50% of base salary. This is consistent with, or even somewhat conservative compared to, other public companies of a similar size. Mr. Sabin was awarded a bonus for 1995 in the amount of 50% of his base salary under his employment agreement.

         o During 1993, Mr. Sabin received options to purchase 100,000 shares of stock at $19.75 and, in his capacity as a Director of the Company, 1,666 shares at $13.92, the then prevailing market price. During 1994, Mr. Sabin, in his capacity as a Director of the Company received options to purchase 2,000 shares of stock at $20.13 per share. During 1995, Mr. Sabin received options to purchase 35,000 shares of stock at $19.25 per share and to purchase 40,000 shares of stock at $20.375 per share. The option for 35,000 shares was granted in May 1995 for services performed in 1994. The option for 40,000 shares was granted in January 1996, for services performed in 1995. During 1995, Mr. Sabin also received options to purchase 2,000 shares of stock at $19.63 per share in his capacity as a Director of the Company. The exercise price of all such options is equal to the market price at date of grant. The Committee believes that this long-term incentive opportunity is conservative when compared to other public companies of comparable size.

Summary.     Currently, the Company's executive compensation program rewards the following elements of performance:

         o Individual performance is rewarded through continued employment with the Company, and to some extent through the bonus plan.

         o Achievement of internal company goals is rewarded through the bonus plan.

         o Stock price performance is rewarded through increases in the value of previously granted stock options.

         The Committee believes that the current program has been effective in rewarding executives appropriately for performance, retaining good performers, and aligning executives' interests with those of stockholders. While the Committee is pleased with the current compensation system, it reserves the right to make changes to the program as are necessary to continue to meet its stated goals in future years.

         Benefits also are offered to officers that are not based on performance. Such benefits provide a safety net of protection in the event of illness, disability, death, retirement, etc. Such a safety net is provided to most of the employees of the Company.

                               The Executive Compensation and Stock Option
                               Committee of the Company's Board of Directors

                               Boyd A. Lindquist
                               Robert E. Parsons, Jr.
                               Bruce A. Staller

                               March 25, 1996

PERFORMANCE GRAPH

         The following performance graph compares the performance of the Company's Common Stock to the S&P 500 Index and to the published National Association of Real Estate Investment Trust's ("NAREIT") All Equity Index (excluding Health Care REITs). The graph assumes that the value of the investment in the Company's Common Shares and each index was 100 at December 31, 1988 and that all dividends were reinvested.

                  COMPARISON OF SIX-YEAR CUMULATIVE RETURN


                                    [CHART]


                        1990    1991    1992    1993    1994    1995
                        ----    ----    ----    ----    ----    ----
EXCEL                   100     121     130     168     167     226
NAREIT                  100     129     156     185     191     218
S&P 500                 100     131     141     155     157     215


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In 1995, a taxable affiliate company, ERT Development Corporation ("ERT"), was formed to assist in the Company's acquisition of additional properties. The Company owns 100% of the outstanding preferred shares of ERT. The preferred shares receive 95% of the dividends, if any, from ERT. One hundred percent (100%) of the outstanding common shares of ERT are owned by EIC. Gary B. Sabin, who is President, Chief Executive Officer and Chairman of the Board of the Company, is President, Chief Executive Officer and Chairman of the Board of EIC, and certain other officers of the Company serve as officers and directors of EIC. Mr. Sabin owns a controlling interest in EIC, and all of the outstanding shares of EIC are owned by Mr. Sabin and certain other officers of the Company. At December 31, 1995, the Company had notes receivable outstanding to ERT of $12.6 million to facilitate certain transactions.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), directors, officers and beneficial owners of 10 percent or more of the Company's Common Stock ("Reporting Persons") are required to report to the SEC on a timely basis the initiation of their status as a Reporting Person and any changes with respect to their beneficial ownership of the Company's Common Stock. Regulations promulgated by the SEC require the Company to disclose in this Proxy Statement any reporting violations with respect to the 1993 fiscal year, which came to the Company's attention based on a review of the applicable filings required by the SEC to report such status as an officer or director or such changes in beneficial ownership as submitted to the Company. Based solely on its review of such forms received by it, the Company is aware of the following instances of noncompliance, or late compliance, with such filing requirements during the fiscal year ended December 31, 1995, by its executive officers, directors, and beneficial owners of more than ten percent of the Company's Common Stock: In March, 1996, each of the Company's officers and directors filed amended Form 5s to report option grants which previously had not been reported and, for two directors, to report shares acquired pursuant to the Company's Dividend Reimbursement Plan.


OTHER BUSINESS

         No other matters are to be presented for action at the Annual Meeting other than as set forth in Proposals 1, 2 and 3 of this Proxy Statement. If other matters should properly come before the meeting, however, the persons named in the accompanying Proxy will vote all Proxies in accordance with their best judgment.

ANNUAL REPORT

         The Annual Report of the Company for the fiscal year ended December 31, 1995, is provided with this Proxy Statement to the stockholders of record as of April 1, 1996. However, the Annual Report does not constitute, and should not be considered, a part of this Proxy solicitation material.

STOCKHOLDERS' PROPOSALS

         Any proposal to be considered for inclusion in the Company's proxy statement for the next annual meeting shall be received at the Company's principal executive offices not later than December 1, 1996.

STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                      BY ORDER OF THE BOARD OF DIRECTORS,

                                      /s/ RICHARD B. MUIR

                                      RICHARD B. MUIR
                                      Executive Vice President and Secretary

April 1, 1996
San Diego, California

                                                                     EXHIBIT "A"
                            EXCEL REALTY TRUST, INC.
                       DIRECTORS' 1994 STOCK OPTION PLAN

                      (AMENDED AND RESTATED MAY 10, 1996)
               (SUBMITTED FOR STOCKHOLDER APPROVAL MAY 10, 1996)


         1. PURPOSE OF THE PLAN. Under this Amended Directors' 1994 Stock Option Plan (the "Plan") of EXCEL REALTY TRUST, INC. (the "Company"), options shall be granted to directors of the Company to purchase shares of the Company's capital stock. The Plan is designed to enable the Company to attract and retain directors of the highest caliber and experience.

         2. STOCK SUBJECT TO PLAN. The maximum number of shares of stock for which options granted hereunder may be exercised shall be 240,000 shares of the Company's Common Stock, par value $.01 per share, subject to the adjustments provided in Section 7. Shares of stock subject to the unexercised portions of any options granted under this Plan which expire or terminate or are cancelled may again be subject to options under the Plan.

         3. PARTICIPATING DIRECTORS. The directors of the Company who shall participate in this Plan are each of the current and future directors who have been duly elected and qualified.

         4.      ADMINISTRATION.

                 (a) The Plan shall be administered by a committee (the "Committee") which shall consist of two or more directors, appointed by and holding office at the pleasure of the Board, each of whom is a "disinterested person" as defined by Rule 16b- 3 and an "outside director" within the meaning of Section 162(m)(4)(C)(ii) of the Internal Revenue Code of 1986, as amended (the "Code"). Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee shall be filled by the Board.

                 (b) It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the options and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Board shall have no right to exercise any of the rights or duties of the Committee under the Plan.

                 (c) The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

                 (d) Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all option holders, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

         5. GRANT OF OPTIONS. Each participating director shall be granted an option for 3,000 shares of stock (subject to the adjustments provided in Section 7) on the date on which the amended Plan is approved by the stockholders of the Company. On each anniversary date of such stockholder approval on which he or she continues to serve as a director of the Company (these annual dates of grant are collectively referred to herein as the "date of grant") each Director then in office (which would include current and continuing Directors as well as any Director who later joins the Board) shall receive an option exercisable for a number of shares determined pursuant to the following formula:

         Number of option shares = 3,000 + (250 multiplied by the number of years of continuous service beginning in 1997, including any portion of any fiscal year of service as a full year)

         The number of shares subject to options allocated under the revised formula escalates each year as a result of being based on years of service as a director. Any additional or replacement Director shall, pursuant to the revised formula, receive on first occurring anniversary of the stockholder's approval of this amendment, an option for 3,000 shares, which option shall increase by 250 shares during each year of service thereafter. Notwithstanding any other provision of this Plan, no option hereunder shall be granted unless 3,000 shares (subject to said upward adjustments) are then available therefor under Sections 2 and 7. In consideration of the granting of the option, the option holder shall be deemed to have agreed to remain as a director of the Company for a period of at least one year after the date of grant. Nothing in this Plan shall, however, confer upon any option holder any right to continue as a director of the Company or shall interfere with or restrict in any way the rights of the Company or the Company's stockholders, which are hereby expressly reserved, to remove any option holder at any time for any reason whatsoever, with or without cause, to the extent permitted by the Company's bylaws and applicable law.

         6. OPTION PROVISIONS. Each option granted under the Plan shall be evidenced by an agreement between the Company and the participating director and shall contain such terms and provisions as the Committee may authorize, including in any event the following:

                 (a) The exercise price of each option shall be equal to the aggregate fair market value of the shares of stock optioned on the date of grant of such option. For this purpose, the Fair Market Value of a share of the Company's Common Stock as of a given date shall be
         (i) the closing price of a share of the Company's Common Stock on the principal exchange on which shares of the Company's Common Stock are then trading, if any, on the trading day previous to such date, or, if shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if such Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, (1) the last sales price (if the Company's Common Stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Company's Common Stock on the trading day previous to such date as reported by Nasdaq or such successor quotation system; or (iii) if such Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the mean between the closing bid and asked prices for the Company's Common Stock, on the trading day previous to such date, as determined in good faith by the Committee; or (iv) if the Company's Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

                 (b) Payment for stock purchased upon any exercise of the option shall be made in full in cash concurrently with such exercise. However, at the discretion of the Board, the terms of the option may:
         (i) subject to the timing requirements of paragraph 6(j), allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the option having a Fair Market Value on the date of option exercise equal to the aggregate exercise price of the option or exercised portion thereof; (ii) allow payment, in whole or in part, through the delivery of a promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Board, or (iii) allow payment through any combination of the consideration provided in the foregoing subparagraphs (i) and (ii). In the case of a promissory note, the Board may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law.

                 (c) In the case of options which are granted to directors who are employees of the Company, such directors shall reimburse the Company in cash for all amounts which the Company is required to withhold under federal, state or local law in connection with the exercise of the Option.

                 (d)      The option shall become immediately exercisable.

                 (e) Any option holder who ceases to be a director, whether because of death, resignation, removal, expiration of his or her term of office or any other reason, shall have the right to exercise the option for thirty (30) days after such event (but not after the expiration date of the option), at which time the option shall terminate and may no longer be exercised, except that (i) in the event of the death of an option holder (x) who is at the time of his or her death a director of the Company and who has served as a director since the date of grant of the option, the option may be exercised at any time within one year following the date of death (but not after the expiration date of the option), by the option holder's estate or by a person who acquired the right to exercise the option by bequest or inheritance, or (y) within thirty (30) days after the termination of the option holder's status as a director of the Company, the option may be exercised at any time within six (6) months after the date of death (but in no event after the expiration date of the option) by the option holder's estate or by a person who acquired the right to exercise the option by bequest or inheritance, and (ii) upon the option holder's ceasing to be a director by reason of disability he or she (or his or her guardian) shall have the right to exercise the option within one year after the date the option holder ceased to be a director (but not after the expiration date of the option.

                 (f) Notwithstanding any other provision herein, such option may not be exercised prior to approval of this Plan by the Company's stockholders having a majority of the voting power of the outstanding stock; nor prior to the admission of the shares of stock issuable on exercise of the option to listing on notice of issuance on any stock exchange on which shares of the same class are then listed; nor unless and until such securities may be issued and delivered without causing the Company to be in violation of or incur any liability under any federal, state or other securities law, any requirement of any securities exchange listing agreement to which the Company may be a party, or any other requirement of law or of any regulatory body having jurisdiction over the Company.

                 (g) The option shall not be transferable by the option holder other than by will or the laws of descent and distribution, may not be pledged or hypothecated, and shall be exercisable during the option holder's lifetime only by the option holder or by his or her guardian or legal representative.

                 (h) The term of each option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided by the Committee.

                 (i) Options granted under the Plan are not intended to qualify, and shall not be designated, as "incentive stock options" under Section 422 of the Code.

                 (j) At the discretion of the Board, shares of Common Stock issuable to the optionee upon exercise of the option may be used to satisfy the option exercise price or the tax withholding consequences of such exercise, in the case of persons subject to
         Section 16 of the Exchange Act, only (i) during the period beginning on the third business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and ending on the twelfth business day following such date or
         (ii) pursuant to an irrevocable written election by the optionee to use shares of Common Stock issuable to the optionee upon exercise of the option to pay all or part of the option price or the withholding taxes made at least six months prior to the payment of such option price or withholding taxes.

         7. ADJUSTMENTS. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an option, as well as the price per share of Common Stock covered by each such outstanding option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

         8. CORPORATE REORGANIZATIONS. In the event of the proposed dissolution or liquidation of the Company, the option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, declare that any option shall terminate as of a date fixed by the Committee. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the option holder shall have the right to exercise the option as to all of the optioned shares, including shares as to which the option would not otherwise be exercisable. If the Committee makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the option holder that the option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the option will terminate upon the expiration of such period.

         9. DURATION, TERMINATION AND AMENDMENT OF PLAN. This Plan shall become effective upon its approval by the stockholders of the Company and shall expire on May 15, 2004, so that no option may be granted hereunder after that date although any option outstanding on that date may thereafter be exercised in accordance with its terms. The Board of Directors may alter, amend, suspend or terminate this Plan, provided that no such action shall deprive an option holder, without his or her consent, of any option previously granted pursuant to this Plan or of any of the option holder's rights under such option. Except as herein provided, no such action of the Board of Directors, unless taken with the approval of the stockholders of the Company, may make any amendment to the Plan as to which approval by stockholders is necessary for continued applicability of Rule 16b-3 of the Securities and Exchange Commission. Notwithstanding anything to the contrary contained herein, the Board of Directors with respect to the Plan or any option shall not amend or modify any provision concerning the amount, price or timing of any option (including, without limitation the provisions of Sections 2, 5 and 6(a) of the Plan) more than once every six months other than to comply with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the respective rules and regulations thereunder.

                                                                     EXHIBIT "B"

                             1993 STOCK OPTION PLAN
                                       OF
                            EXCEL REALTY TRUST, INC.

                      (AMENDED AND RESTATED MAY 10, 1996)
               (SUBMITTED FOR STOCKHOLDER APPROVAL MAY 10, 1996)


         EXCEL REALTY TRUST, INC., a corporation organized under the laws of the State of Maryland, hereby adopts this Amended 1993 Stock Option Plan (this "Plan") of Excel Realty Trust, Inc. The purposes of this Plan are as follows:

         (1) To further the growth, development and financial success of the Company by providing additional incentives to certain of its executive and other key Employees who have been or will be given responsibility for the management or administration of the Company's business affairs, by assisting them to become owners of the Company's Common Stock and thus to benefit directly from its growth, development and financial success.

         (2) To enable the Company to obtain and retain the services of the type of professional, technical and managerial employees considered essential to the long-range success of the Company by providing and offering them an opportunity to become owners of the Company's Common Stock under options, including options that are intended to qualify as "incentive stock options" under Section 422 of the Code.

                                   ARTICLE I
                                  DEFINITIONS

         Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

SECTION 1.1 - BOARD

         "Board" shall mean the Board of Directors of the Company.

SECTION 1.2 - CODE

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

SECTION 1.3 - COMMITTEE

         "Committee" shall mean the Stock Option Committee of the Board, appointed as provided in Section 6.1.

SECTION 1.4 - COMPANY

         "Company" shall mean Excel Realty Trust, Inc. In addition, "Company" shall mean any corporation assuming, or issuing new employee stock options in substitution for, Incentive Stock Options, outstanding under the Plan, in a transaction to which Section 424(a) of the Code applies.

SECTION 1.5 - DIRECTOR

         "Director" shall mean a member of the Board.

SECTION 1.6 - EMPLOYEE

         "Employee" shall mean any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the
Code) of the Company, or of any corporation which is then a

Subsidiary, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.

SECTION 1.7 - EXCHANGE ACT

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

SECTION 1.8 - INCENTIVE STOCK OPTION

         "Incentive Stock Option" shall mean an Option which qualifies under
Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

SECTION 1.9 - NON-QUALIFIED OPTION

         "Non-Qualified Option" shall mean an Option which is not an Incentive Stock Option and which is designated as a Non-Qualified Option by the Committee.

SECTION 1.10 - OFFICER

         "Officer" shall mean an officer of the Company, as defined in Rule 16a-1(f) under the Exchange Act, as such Rule may be amended in the future.

SECTION 1.11 - OPTION

         "Option" shall mean an option to purchase Common Stock of the Company, granted under the Plan. "Options" includes both Incentive Stock Options and Non-Qualified Options.

SECTION 1.12 - OPTIONEE

         "Optionee" shall mean an Employee to whom an Option is granted under the Plan.

SECTION 1.13 - PLAN

         "Plan" shall mean this 1993 Stock Option Plan of Excel Realty Trust,
Inc.

SECTION 1.14 - RULE 16B-3

         "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended in the future.

SECTION 1.15 - SECRETARY

         "Secretary" shall mean the Secretary of the Company.

SECTION 1.16 - SECURITIES ACT

         "Securities Act" shall mean the Securities Act of 1933, as amended.

SECTION 1.17 - SUBSIDIARY

         "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 1.18 - TERMINATION OF EMPLOYMENT

         "Termination of Employment" shall mean the time when the employee-employer relationship between the Optionee and the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous reemployment by the Company or a Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; provided, however, that, with respect to Incentive Stock Options, a leave of absence shall constitute a Termination of Employment if, and to the extent that, such leave of absence interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

                                   ARTICLE II
                             SHARES SUBJECT TO PLAN

SECTION 2.1 - SHARES SUBJECT TO PLAN

         The shares of stock subject to Options shall be shares of the Company's $0.01 par value Common Stock. The aggregate number of such shares which may be issued upon exercise of Options shall not exceed 1,450,000.

SECTION 2.2 - UNEXERCISED OPTIONS

         If any Option expires or is cancelled without having been fully exercised, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation may again be optioned hereunder, subject to the limitations of Section 2.1.

SECTION 2.3 - CHANGES IN COMPANY'S SHARES

         In the event that the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, appropriate adjustments shall be made by the Committee in the number and kind of shares for the purchase of which Options may be granted, including adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued on exercise of Options.

                                  ARTICLE III
                              GRANTING OF OPTIONS

SECTION 3.1 - ELIGIBILITY

         Any executive or other key Employee of the Company or of any corporation which is then a Subsidiary shall be eligible to be granted Options, except as provided in Section 3.2.

SECTION 3.2 - QUALIFICATION OF INCENTIVE STOCK OPTIONS

         No Incentive Stock Option shall be granted unless such Option, when granted, qualifies as an "incentive stock option" under Section 422 of the Code.

SECTION 3.3 - GRANTING OF OPTIONS

         (a) The Committee shall from time to time, in its absolute discretion:

                 (1) Determine which Employees are executive or other key Employees and select from among the executive or other key Employees (including those to whom Options have been previously granted under the Plan) such of them as in its opinion should be granted Options; and

                 (2) Determine the number of shares to be subject to such Options granted to such selected executive or other key Employees, and determine whether such Options are to be Incentive Stock Options or Non-Qualified Options; and

                 (3) Determine the terms and conditions of such Options, consistent with the Plan.

         (b) Upon the selection of an executive or other key Employee to be granted an Option, the Committee shall instruct the Secretary to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to an Employee that the Employee surrender for cancellation some or all of the unexercised Options which have been previously granted to him. An Option the grant of which is conditioned upon such surrender may have an option price lower (or higher) than the option price of the surrendered Option, may cover the same (or a lesser or greater) number of shares as the surrendered Option, may contain such other terms as the Committee deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of shares, price, option period or any other term or condition of the surrendered Option.

                                   ARTICLE IV
                                TERMS OF OPTIONS

SECTION 4.1 - OPTION AGREEMENT

         Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to qualify such Options as "incentive stock options" under Section 422 of the Code.

SECTION 4.2 - OPTION PRICE

         (a) The price of the shares subject to each Option shall be set by the Committee; provided, however, that the price per share shall be not less than 100% of the fair market value of such shares on the date such Option is granted; provided, further, that, in the case of an Incentive Stock Option, the price per share shall not be less than 110% of the fair market value of such shares on the date such Option is granted in the case of an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any parent corporation.

         (b) For purposes of the Plan, the fair market value of a share of the Company's Common Stock as of a given date shall be: (i) the closing price of a share of the Company's Common Stock on the principal exchange on which shares of the Company's Common Stock are then trading, if any, on the trading day previous to such date, or, if shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if such Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the Company's Common Stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Company's Common Stock on the trading day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if such Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Company's Common Stock, on the trading day previous to such date, as determined in good faith by the Committee; or (iv) if the Company's Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

SECTION 4.3 - COMMENCEMENT OF EXERCISABILITY

         (a) Except as the Committee may otherwise provide with respect to Options granted to Employees who are not Officers, no Option may be exercised in whole or in part during the first six months after such Option is granted.

         (b) Subject to the provisions of Sections 4.3(a), 4.3(c) and 7.3, Options shall become exercisable at such times and in such installments (which may be cumulative) as the Committee shall provide in the terms of each individual Option; provided, however, that by a resolution adopted after an Option is granted the Committee may, on such terms and conditions as it may determine to be appropriate and subject to Sections 4.3(a), 4.3(c) and 7.3, accelerate the time at which such Option or any portion thereof may be exercised.

         (c) No portion of an Option which is unexercisable at Termination of Employment shall thereafter become exercisable.

         (d) To the extent that the aggregate fair market value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company, any Subsidiary and any parent corporation) exceeds $100,000, such options shall be taxed as Non-Qualified Options. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For purposes of this Section 4.3(d), the fair market value of stock shall be determined as of the time the option with respect to such stock is granted.

SECTION 4.4 - EXPIRATION OF OPTIONS

         (a) No Option may be exercised to any extent by anyone after the first to occur of the following events:

                 (1) The expiration of ten years from the date the Option was granted; or

                 (2) With respect to an Incentive Stock Option in the case of an Optionee owning (within the meaning of Section 424(d) of the Code), at the time the Incentive Stock Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any parent corporation, the expiration of five years from the date the Incentive Stock Option was granted; or

                 (3) Except in the case of any Optionee who is disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of three months from the date of the Optionee's Termination of Employment for any reason other than such Optionee's death unless the Optionee dies within said three-month period; or

                 (4) In the case of an Optionee who is disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of one year from the date of the Optionee's Termination of Employment for any reason other than such Optionee's death unless the Optionee dies within said one-year period; or

                 (5) The expiration of one year from the date of the Optionee's death.

         (b) Subject to the provisions of Section 4.4(a), the Committee shall provide, in the terms of each individual Option, when such Option expires and becomes unexercisable; and (without limiting the generality of the foregoing) the Committee may provide in the terms of individual Options that said Options expire immediately upon a Termination of Employment for any reason.

SECTION 4.5 - CONSIDERATION

         In consideration of the granting of an Option, the Optionee shall agree, in the written Stock Option Agreement, to remain in the employ of the Company or a Subsidiary for a period of at least one year after the Option is granted. Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without cause.

SECTION 4.6 - ADJUSTMENTS IN OUTSTANDING OPTIONS

         In the event that the outstanding shares of the stock subject to Options are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in Option price per share; provided, however, that, in the case of Incentive Stock Options, each such adjustment shall be made in such manner as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code. Any such adjustment made by the Committee shall be final and binding upon all Optionees, the Company and all other interested persons.

SECTION 4.7 - MERGER, CONSOLIDATION, ACQUISITION, LIQUIDATION OR DISSOLUTION

         Notwithstanding the provisions of Section 4.6, in its absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide by the terms of any Option that such Option cannot be exercised after the merger or consolidation of the Company with or into another corporation, the acquisition by another corporation or person of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock or the liquidation or dissolution of the Company; and if the Committee so provides, it may, in its absolute discretion and on such terms and conditions as it deems appropriate, also provide, either by the terms of such Option or by a resolution adopted prior to the occurrence of such merger, consolidation, acquisition, liquidation or dissolution, that, for some period of time prior to such event, such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 4.3(a), Section 4.3(b) and/or any installment provisions of such Option.

                                   ARTICLE V
                              EXERCISE OF OPTIONS

SECTION 5.1 - PERSON ELIGIBLE TO EXERCISE

         During the lifetime of the Optionee, only he may exercise an Option (or any portion thereof) granted to him. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

SECTION 5.2 - PARTIAL EXERCISE

         At any time and from time to time prior to the time when any exercisable Option or exercisable portion thereof becomes unexercisable under the Plan or the applicable Stock Option Agreement, such Option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares and the Committee may, by the terms of the Option, require any partial exercise to be with respect to a specified minimum number of shares.

SECTION 5.3 - MANNER OF EXERCISE

         An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when such Option or such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement:

                 (a) Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion, stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Committee; and

                          (b) (1) Full payment (in cash or by check) for the shares with respect to which such Option or portion is thereby exercised; or

                          (2) With the consent of the Committee, but subject to the timing requirements of Section 5.4, (A) shares of the Company's Common Stock owned by the Optionee duly endorsed for transfer to the Company or (B) shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option, with a fair market value (as determined under Section 4.2(b)) on the date of Option exercise equal to the aggregate Option price of the shares with respect to which such Option or portion is thereby exercised; or

                          (3) With the consent of the Committee, a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code or any successor provision) and payable upon such terms as may be prescribed by the Committee. The Committee may also prescribe the form of such note and the security to be given for such note. No Option may, however, be exercised by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; or

                          (4) With the consent of the Committee, any combination of the consideration provided in the foregoing subsections (1), (2) and (3); and

                 (c) The payment to the Company (or other employer corporation) of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option; with the consent of the Committee, but subject to the timing requirements of Section 5.4, (i) shares of the Company's Common Stock owned by the Optionee duly endorsed for transfer or (ii) shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option, valued in accordance with Section 4.2(b) at the date of Option exercise, may be used to make all or part of such payment;

                 (d) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

                 (e) In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

SECTION 5.4 - CERTAIN TIMING REQUIREMENTS

         Shares of the Company's Common Stock, whether or not issuable to the Optionee upon exercise of the Option, may be used to satisfy the Option price or the tax withholding consequences of such exercise only (i) during the period beginning on the third business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and ending on the twelfth business day following such date or (ii) pursuant to an irrevocable written election by the Optionee to use shares of the Company's Common Stock to pay all or part of the Option price or the withholding taxes (subject to the approval of the Committee) made at least six months prior to the payment of such Option price or withholding taxes.

SECTION 5.5 - CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES

         The shares of the Company's Common Stock issuable and deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

                 (a) The admission of such shares to listing on all stock exchanges on which such series or class of stock is then listed; and

                 (b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

                 (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

                 (d) The payment to the Company (or other employer corporation) of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option; and

                 (e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience.

SECTION 5.6 - RIGHTS AS SHAREHOLDERS

         The holders of Options shall not be, nor have any of the rights or privileges of, shareholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

SECTION 5.7 - TRANSFER RESTRICTIONS

         Unless otherwise approved in writing by the Committee, no shares acquired upon exercise of any Option by any Officer may be sold, assigned, pledged, encumbered or otherwise transferred until at least six months have elapsed from (but excluding) the date that such Option was granted. The Committee, in its absolute discretion, may impose such other restrictions on the transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such other restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares. The Committee may require the Employee to give the Company prompt notice of any disposition of shares of stock, acquired by exercise of an Incentive Stock Option, within two years from the date of granting such Option or one year after the transfer of such shares to such Employee. The Committee may direct that the certificates evidencing shares acquired by exercise of an Incentive Stock Option refer to such requirement to give prompt notice of disposition.

                                   ARTICLE VI
                                 ADMINISTRATION

SECTION 6.1 - STOCK OPTION COMMITTEE

         The Stock Option Committee shall consist of two or more Directors, appointed by and holding office at the pleasure of the Board, each of whom is both (a) a "disinterested person" as defined by Rule 16b-3 and (b) an "outside director" within the meaning of Section 162(m)(4)(c)(ii) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee shall be filled by the Board.

SECTION 6.2 - DUTIES AND POWERS OF COMMITTEE

         It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Options and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such interpretations and rules in regard to Incentive Stock Options shall be consistent with the basic purpose of the Plan to grant "incentive stock options" within the meaning of Section 422 of the Code. The Board shall have no right to exercise any of the rights or duties of the Committee under the Plan.

SECTION 6.3 - MAJORITY RULE

         The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

SECTION 6.4 - COMPENSATION; PROFESSIONAL ASSISTANCE; GOOD FAITH ACTIONS

         Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its Officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

                                  ARTICLE VII
                                OTHER PROVISIONS

SECTION 7.1 - OPTIONS NOT TRANSFERABLE

         No Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 7.1 shall prevent transfers by will or by the applicable laws of descent and distribution.

SECTION 7.2 - AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

         The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee. However, without approval of the Company's shareholders given within 12 months before or after the action by the Committee, no action of the Committee may, except as provided in Section 2.3, increase any limit imposed in Section 2.1 on the maximum number of shares which may be issued on exercise of Options, materially modify the eligibility requirements of Section 3.1, reduce the minimum Option price requirements of Section 4.2(a), extend the limit imposed in this Section 7.2 on the period during which Options may be granted or amend or modify the Plan in a manner requiring shareholder approval under Rule 16b-3. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Option, impair any rights or obligations under any Option theretofore granted. No Option may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option be granted under this Plan after the first to occur of the following events:

                 (a) The expiration of ten years from the date the Plan is adopted by the Board; or

                 (b) The expiration of ten years from the date the Plan is approved by the Company's shareholders under Section 7.3.

SECTION 7.3 - APPROVAL OF PLAN BY SHAREHOLDERS

         This Plan will be submitted for the approval of the Company's shareholders within 12 months after the date of the Board's initial adoption of the Plan. Options may be granted prior to such shareholder approval; provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the shareholders; provided, further, that if such approval has not been obtained at the end of said 12-month period, all Options previously granted under the Plan shall thereupon be cancelled and become null and void. The Company shall take such actions with respect to the Plan as may be necessary to satisfy the requirements of Rule 16b-3(b).

SECTION 7.4 - EFFECT OF PLAN UPON OTHER OPTION AND COMPENSATION PLANS

         The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company or any Subsidiary (a) to establish any other forms of incentives or compensation for employees of the Company or any Subsidiary or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

SECTION 7.5 - TITLES

         Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

SECTION 7.6 - CONFORMITY TO SECURITIES LAWS

         The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

                                  DETACH HERE


        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                            EXCEL REALTY TRUST, INC.
P                        16955 VIA DEL CAMPO, SUITE 110
R                         SAN DIEGO, CALIFORNIA 92127
O
X       The undersigned, a stockholder of Excel Realty Trust, Inc., a Maryland
Y corporation, hereby appoints Gary B. Sabin and Richard B. Muir as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side, all the shares of common stock of said Company held of record by the undersigned on April 1, 1996, at the Annual Meeting of stockholders to be held on May 10, 1996, and at any adjournment or adjournments thereof.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                                    -----------
                                                                    SEE REVERSE
                                                                        SIDE
                                                                    -----------

                                  DETACH HERE


[X] Please mark                                                                            _____
    votes as in                                                                                ]
    this example.                                                                              ]
                                                                                               ]

                                                                         FOR  AGAINST  ABSTAIN
   1. Election of Directors            2. Proposal to Amend the         [   ] [     ]  [     ]
   NOMINEES: Gary B. Sabin,               Directors' 1994 Stock Option
             Robert E. Parsons, Jr.       Plan for directors of the
             and Boyd A. Lindquist        Company

               FOR     WITHHELD        3. Proposal to amend the 1993    [   ] [     ]  [     ]
              [   ]    [      ]           Stock Option Plan for
                                          executives and key employees
                                          of the Company.

[ ]____________________________        4. In their discretion, the Proxies are authorized to
 For all nominees except as               vote upon such other business as may properly
 noted above                              come before the meeting.


                                                MARK HERE
                                               FOR ADDRESS  [  ]
                                               CHANGE AND
                                              NOTE AT LEFT

                                        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                                        PROMPTLY USING THE ENCLOSED ENVELOPE.

                                        Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by
                                        President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                       Date:           Signature
                                                 ---------------------------------------